Exhibit 3.7

FILED
In the Office of the
Secretary of State of Texas
AUG 30 2004
Corporations Section

ARTICLES OF MERGER
OF
WIRELESS PERIPHERALS, INC.
AND
ESPRE SOLUTIONS, INC.

To the Secretary of State
State of Texas

Pursuant to the provisions of the Texas Business Corporation Act, the domestic corporation and the foreign corporation herein named do hereby adopt the following articles of merger for the purpose of merging the domestic corporation with and into the foreign corporation.

1. The names of the constituent corporations are Wireless Peripherals, Inc., which is a business corporation organized under the laws of the State of Texas, and which is subject to the provisions of the Texas Business Corporation Act, and Espre Solutions, Inc., which is a business corporation organized under the laws of the State of Nevada.

2. Annexed hereto and made a part hereof is the Agreement and Plan of Merger for merging Wireless Peripherals, Inc., with and into Espre Solutions, Inc., as approved by the directors and the shareholders of the said constituent corporations.

3. The number of shares of Wireless Peripherals, Inc., which were outstanding at the time of the approval of the Agreement and Plan of Merger by its shareholders and their adoption of a resolution authorizing the merger is 3,240,952, all of which are of one class.

4. The approval of the Plan of Merger by the shareholders of Wireless Peripherals, Inc., was by written consent, which has been given in accordance with the provisions of Article 9.10 of the Texas Business Corporation Act, and any written notice required by that Article has been given.

5. The approval of the Agreement and Plan of Merger was duly authorized by all action required by the laws under which Espre Solutions, Inc., was incorporated and by its constituent documents.

6. Espre Solutions, Inc., will continue to exist as the surviving corporation under its present name pursuant to the provisions of the laws of the State of Nevada and will be governed by said laws.

Executed on August 26, 2004.

ESPRE SOLUTIONS, INC.

By:	/s/ Peter Ianace
Peter Ianace, President

WIRELESS PERIPHERALS, INC.

By:	/s/ Gunnar J. Korpinen
Gunnar J. Korpinen, President

AGREEMENT AND PLAN OF MERGER

Agreement and Plan of Merger adopted by Espre Solutions, Inc., a business corporation organized under the laws of the State of Nevada, by resolution of its Board of Directors on August 25, 2004, and adopted by Wireless Peripherals, Inc., a business corporation organized under the laws of Texas, by resolution of its Board of Directors on August 25, 2004. The names of the corporations planning to merge are Espre Solutions, Inc., a business corporation organized under the laws of the State of Nevada and Wireless Peripherals, Inc., a business corporation organized under the laws of Texas. The name of the surviving corporation into which Wireless Peripherals, Inc., a Texas corporation, plans to merge is Espre Solutions, Inc., a Nevada corporation.

1. Espre Solutions, Inc., a Nevada corporation, and Wireless Peripherals, Inc., a Texas corporation, shall, pursuant to the provisions of the Nevada Revised Statutes and pursuant to the provisions of the jurisdiction of organization of Wireless Peripherals, Inc., a Texas corporation, be merged with and into a single corporation, to wit, Espre Solutions, Inc., a Nevada corporation, which shall be the surviving corporation at the effective time and date of the merger and which is sometimes hereinafter referred to as the Asurviving corporation,@ and which shall continue to exist as said surviving corporation under Espre Solutions, Inc., pursuant to the provisions of the laws of the jurisdiction of its organization. The separate existence of Wireless Peripherals, Inc., a Texas corporation, which is sometimes hereinafter referred to as the Anon-surviving corporation,@ shall cease at the effective time and date of the merger in accordance with the provisions of the Texas Business Corporation Act.

2. The present Articles of Incorporation of the surviving corporation shall be the Articles of Incorporation of said surviving corporation and said Articles of Incorporation shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the surviving corporation.

3. The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the laws of the jurisdiction of organization of the surviving corporation.

4. The directors and officers in office of the surviving corporation at the effective time and date of the merger shall be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their respective offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

5. Each issued share of the non-surviving corporation immediately before the effective time and date of the merger shall be converted as follows:

As of the date of this Agreement and Plan of Merger there are issued and outstanding 3,240,952 shares of common stock and options to purchase 459,600 shares of common stock of the non-surviving corporation. Each share of common stock of the non-surviving corporation shall be converted into 2.5671846 shares of common stock of the surviving corporation, and each option of the non-surviving corporation shall be converted into an option to purchase 2.5671846 shares of the surviving corporation, so that upon such conversion and assuming the exercise of all such options upon conversion, the holders of common stock and options of the non-surviving corporation will hold 9,500,000 shares of common stock of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued at the effective time and date of the merger shall continue to represent one issued share of the surviving corporation.

6. The Agreement and Plan of Merger herein made and approved shall be submitted to the shareholders of the non-surviving corporation and to the shareholders of the surviving corporation for their approval or rejection in the manner prescribed by the provisions of the Texas Business Corporation Act and of the laws of the jurisdiction of organization of the surviving corporation.

7. In the event that the Agreement and Plan of Merger shall have been approved by the shareholders entitled to vote of the non-surviving corporation and by the shareholders entitled to vote of the surviving corporation in the manner prescribed by the provisions of the Texas Business Corporation Act and of the laws of the jurisdiction of organization of the surviving corporation, the non-surviving corporation and the surviving corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Texas and by the laws of the jurisdiction of organization of the surviving corporation and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

8.  The Board of Directors and the proper officers of the non-surviving corporation and the Board of Directors and the proper officers of the surviving corporation, respectively, are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement and Plan of Merger or of the merger herein provided for.

9. The surviving corporation will be responsible for the payment of all fees and franchise taxes required by law of the surviving corporation and the non-surviving corporation, and the surviving corporation will be obligated to pay such fees and franchise taxes if the same are not timely paid by the non-surviving corporation.

Executed on August 26, 2004
WIRELESS PERIPHERALS, INC.,
a Texas corporation

	By:	/s/ Gunnar J. Korpinen
Gunnar J. Korpinen, President

ESPRE SOLUTIONS, INC., a
Nevada corporation

By:	/s/ Peter Ianace
Peter Ianace, President